UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

July 7, 2004

Date of Report (Date of earliest event reported) (Amending Current Report dated May 12, 2004)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 958-3900

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

On April 29, 2004, CyberGuard Corporation (“Company”) completed the acquisition of German high-end content security vendor Webwasher AG for $37.5 million, of which $8.1 million was in cash and the remainder was in the Company’s common stock. There is additional earnout potential of $10 million in stock subject to Webwasher achieving certain revenue and profit targets through June 30, 2005. Webwasher AG develops and markets standalone and integrated solutions for Internet content security and filtering, including URL filtering, e-mail and spam filtering, virus protection, SSL filtering, Instant Message/Peer-to-Peer blocking and Internet usage reporting.

The foregoing description is qualified in its entirety by the full text of the Agreement, which was incorporated as Exhibit 2.1 into a Form 8-K filed on May 12, 2004.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Webwasher AG for the years ended December 31, 2003 and 2002 are included herein.

The unaudited financial statements of Webwasher AG for the years ended March 31, 2004 and 2003.

(b) Pro Forma Financial Information.

The unaudited proforma combined balance sheet as of March 31, 2004 which gives effect to the consummation of the acquisition of Webwasher AG, is included herein.

The unaudited proforma combined statement of operations for the year ended June 30, 2003 which gives effect to the consummation of the acquisition of Webwasher AG, is included herein.

The unaudited proforma combined statement of operations for the nine months ended March 31, 2004 and 2003 which gives effect to the consummation of the acquisition of Webwasher AG, are included herein.

(c) Exhibits.

Exhibit No.	Descriptions
23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Independent Public Accounting Firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ PATRICK C. CLAWSON
Patrick C. Clawson
Chief Executive Officer

Date: July 7, 2004

Annual Financial Statements

as at December 31, 2003 and 2002

WEBWASHER AG AND SUBSIDIARY

INDEPENDENT AUDITORS’ REPORT

The Management of

webwasher AG

We have audited the accompanying consolidated balance sheets of webwasher AG (“the Company”) and its subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of webwasher AG and its subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Düsseldorf, Germany

May 28, 2004

KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Heinrich Schumacher	Bernhard Mömken
Wirtschaftsprüfer	Wirtschaftsprüfer

WEBWASHER AG AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2003 (*) USD Translation (Unaudited)	December 31, 2003 Euro	December 31, 2002 Euro
ASSETS
Cash and cash equivalents	$459	€363	€1,172
Restricted cash	—	—	68
Accounts receivable, net of allowance of €20 and €0, respectively	2,409	1,907	1,177
Other current assets	1,203	952	212
Inventory	4	3	18

Total current assets	4,075	3,225	2,647

Property and equipment at cost, net	436	345	378
Capitalized software, less accumulated amortization of €1,453 and €661, respectively	1,293	1,023	1,339
Other intangibles, less accumulated amortization of €33 and €24, respectively	30	23	2
Deferred tax asset	16	13	50

Total assets	5,850	4,629	4,416

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Trade accounts payable	646	511	1,323
Current deferred taxes	16	13	50
Current accrued expenses and other liabilities	1,580	1,250	1,149
Deferred revenue, current portion €3,779 and €2,248, respectively	7,066	5,591	3,438
Long-term debt	817	647	—

Total liabilities	10,125	8,012	5,960

Shareholders’ deficit
Common stock notional par value €1; issued and outstanding 140 at December 31, 2003 and December 31, 2002	177	140	140
Additional paid-in capital	7,973	6,309	4,823
Accumulated deficit	(12,425)	(9,832)	(6,507)

Total shareholders’ deficit	(4,275)	(3,383)	(1,544)

Total liabilities and shareholders’ deficit	$5,850	€4,629	€4,416

*	For the convenience of the reader EUR values are translated into USD applying the exchange rate of 1,2637 USD/EUR as of December 31, 2003. The source of the exchange rate is the fixing of Commerzbank as published on its website.

The accompanying notes are an integral part of these consolidated financial statements.

WEBWASHER AG AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	December 31, 2003 (*) USD Translation (Unaudited)	December 31, 2003 Euro	December 31, 2002 Euro
Revenues:
Products	$7,074	€5,597	€2,786
Services	749	593	243

Total revenues	7,823	6,190	3,029

Cost of revenues:
Products	2,375	1,879	1,025
Service	249	197	23

Total cost of revenues	2,624	2,076	1,048

Gross profit	5,199	4,114	1,981
Operating expenses:
Research and development	846	669	739
Selling, general and administrative	8,422	6,665	4,100

Total operating expenses	9,268	7,334	4,839

Operating loss	(4,069)	(3,220)	(2,858)
Other expense income	(128)	(101)	46
Interest expense, net	(5)	(4)	(1)

Total other (expense) income	(133)	(105)	45
Net loss before income tax	(4,202)	(3,325)	(2,813)
Income tax	—	—	—

Net loss	$(4,202)	€(3,325)	€(2,813)

*	For the convenience of the reader EUR values are translated into USD applying the exchange rate of 1,2637 USD/EUR as of December 31, 2003. The source of the exchange rate is the fixing of Commerzbank as published on its website.

The accompanying notes are an integral part of these consolidated financial statements.

WEBWASHER AG AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	December 31, 2003 (*) USD Translation (Unaudited)	December 31, 2003 Euro	December 31, 2002 Euro
Cash flows from operating activities:
Net loss	$(4,202)	€(3,325)	€(2,813)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation	239	180	112
Amortization	1,001	801	544

Changes in assets and liabilities :
Decrease/(Increase) in restricted cash	86	68	(68)
Increase in accounts receivable	(922)	(730)	(445)
Increase in other current assets	(935)	(740)	(159)
Decrease/(Increase) in inventories	20	15	(18)
(Decrease)/Increase in trade accounts payable	(1,026)	(812)	1,247
Increase in accrued expenses and other liabilities	128	101	593
Increase in deferred revenue	2,721	2,153	2,493

Net cash (used in) provided by operating activities	(2,890)	(2,289)	1,486

Cash flows used in investing activities
Capitalized software costs	(602)	(476)	(1,489)
Purchase of property & equipment	(224)	(177)	(277)

Net cash used in investing activities	(826)	(653)	(1,766)

Cash flows provided by financing activities
Borrowings under notes payable	817	647	—
Proceeds from issuance of common stock and capital contributions	1,877	1,486	1,448

Net cash provided by financing activities	2,694	2,133	1,448

Net (decrease) increase in cash	(1,022)	(809)	1,168
Cash and cash equivalents at beginning of period	1,481	1,172	4

Cash and cash equivalents at end of period	$459	€363	€1,172

For the convenience of the reader EUR values are translated into USD applying the exchange rate of 1,2637 USD/EUR as of December 31, 2003. The source of the exchange rate is the fixing of Commerzbank as published on its website.

The accompanying notes are an integral part of these consolidated financial statements.

WEBWASHER AG AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Amounts in thousands, except share amounts)

	Common Stock Shares	Common Stock Notional Par Value	Additional Paid in Capital	Accumulated Deficit	Total Shareholders Deficit
Balance December 31, 2001	111,112	€111	€3,404	€(3,694)	€(179)

Net loss				(2,813)	(2,813)
Issuance of common stock	29,066	29	1,419		1,448

Balance December 31, 2002	140,178	€140	€4,823	€(6,507)	€(1,544)

Net loss				(3,325)	(3,325)
Capital contributions			1,486		1,486

Balance December 31, 2003	140,178	€140	€6,309	€(9,832)	€(3,383)

*USD Translation (Unaudited) Balance December 31, 2003	140,178	$177	$7,973	$(12,425)	$(4,275)

*	For the convenience of the reader EUR values are translated into USD applying the exchange rate of 1,2637 USD/EUR as of December 31, 2003. The source of the exchange rate is the fixing of Commerzbank as published on its website.

The accompanying notes are an integral part of these consolidated financial statements.

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

(1) DESCRIPTION OF BUSINESS

webwasher AG (“webwasher” or the “Company”) was established on October 6, 1999 as a spin-off from Siemens Information and Communication Products and is a corporation established and organized under the laws of the Federal Republic of Germany (Aktiengesellschaft, AG) and registered in the Commercial Register (Handelsregister) at the local court (Amtsgericht) in Paderborn. The Company has its principal offices in Paderborn, Germany. webwasher is a provider of content security management solutions designed to protect enterprises that use the Internet for electronic commerce and secure communication. The Company’s products are designed to enable businesses to manage and secure their employees’ use of the Internet by establishing central policies for anti-virus, anti-spam, email and internet usage. Through a combination of proprietary and third party technology, the Company provides a full suite of products and services that are designed to protect the productivity of their clients while imposing necessary security policies.

The products are sold to end-users directly by direct sales and indirectly by resellers worldwide.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation. The consolidated financial statements of webwasher AG and its subsidiary (webwasher SARL) include the accounts of the Company and its wholly owned subsidiary. All significant inter-company balances and transactions have been eliminated. The Company has prepared the consolidated financial statements in accordance with General Accepted Accounting Principles in the United States.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. On an on-going basis, management evaluates significant estimates used in preparing the consolidated financial statements, including revenue recognition, allowance for bad debt, capitalization of software development cost, inventory valuation, and deferred taxes. Management bases the estimates on historical experience and various other assumptions that the management believes to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Risks and Uncertainties. The Company’s operations and ability to grow may be affected by numerous factors, including changes in customer requirements, new laws and governmental regulations and policies, technological advances, entry of new competitors and changes in the willingness of financial institutions and other lenders to finance acquisitions and operations. The Company cannot predict which, if any, of these or other factors might have a significant impact on the Company’s industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company’s operations.

Cash Equivalents and Restricted Cash. The Company considers all investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. Restricted cash is unavailable to the Company until certain contractual terms and conditions are met. At December 31, 2002, the Company has € 68 as collateral for its performance obligation to one customer. There were no restricted amounts at December 31, 2003.

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

Accounts Receivable and Bad Debts. Accounts receivable are stated at net receivable value. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Significant judgment is required in assessing the ultimate realization of receivables, including the probability of collection and the credit-worthiness of each customer. In estimating the allowance for doubtful accounts, the Company analyzes our accounts receivable aging, historical bad debts, customer credit-worthiness, current economic trends and other factors.

Property and Equipment. Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by using the straight-line method over the estimated useful lives of the assets, which range from 2 to 7 years. Maintenance and repairs are charged to expense as incurred. Expenditures for renewals and improvements that significantly add to the useful life are capitalized. Upon sale, retirement or other disposition of these assets, the cost and the related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is included in the consolidated statement of operations.

Long Lived Assets. Long lived assets are reviewed for potential impairment at such time when events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. Any impairment loss would be recognized when the sum of the expected undiscounted net cash flows is less than the carrying amount of the asset. If an asset is impaired, the asset is written down to its estimated fair value.

Software Development Costs. The Company capitalizes costs related to the development of certain software products in accordance with Statement of Financial Accounting Standards No. 86, “Accounting For the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”) which requires capitalization to begin when technological feasibility has been established and ends when the product is available for general release to customers. Software development costs incurred prior to technological feasibility are considered research and development costs and are expensed as incurred. Additionally the Company has included the cost of purchased computer software to be sold in accordance SFAS 86. Capitalized costs are amortized on a straight-line method over two to three years.

During fiscal year 2003, the Company capitalized software development costs of € 476 and recorded associated amortization expense of € 792. During 2002, the Company capitalized software development costs of € 1,489 and associated amortization of € 544.

Revenue Recognition—Revenue is derived from two primary sources:

(1)	Product revenue, net of discounts which includes perpetual license sales and subscription license sales, which are recognised over the life of the subscription.

(2)	Service revenue, which is primarily maintenance and customer support.

Revenues, net of discounts, from product sales are recognized only when a contract or agreement has been executed, delivery of the product has occurred (delivery of authorization code or activation of subscription), the fee is fixed and determinable and the Company believes collection is probable. Revenue is generally recognized on the delivery of the authorization code for perpetual licenses and upon activation of the subscription licenses. Subscription licenses revenue is included as product revenue and recognised rateably over the life of the subscription. There is no product right of return available to the customer. For the year ended December 31, 2003 and 2002, 62 % and 34%, respectively of sales was derived from a single distributor. Loss of this distributor could have a material adverse impact on our future revenue.

Service revenues consist primarily of the annual fee for maintenance (post-contract customer support) and maintenance renewals from our existing customers and are recognized rateably on a monthly basis over the service contract term. The post contract customer contract support provides our customers access to our worldwide support organization for technical support, unspecified product updates/enhancements on a when and if available basis and general security information. The updates are considered minor enhancements to the software that are not separately marketable. All products and services are separately priced.

The Company also provides other professional support services, such as training and consulting, which are available under service agreements and charged for separately. These services are generally provided under time and materials contracts and revenue is recognized as the service is provided.

Deferred Revenue. Deferred revenue represents amounts billed or payments received in advance of software subscriptions or maintenance services to be rendered over a certain period of time. Deferred revenues are recognized ratably over the subscription or service term.

Research and Development. Research and development costs are expensed as incurred.

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

Advertising Expense. The Company expenses advertising and promotional costs as incurred. During 2003 and 2002, no advertising expense was incurred.

Income Taxes. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency Transaction. The Company has sales and purchases in foreign currencies and has recorded the related accounts receivables and payables for these transactions using the foreign exchange rate applicable at the balance sheet date. Transaction gains or losses are included in determining net loss for the period and are recorded as other income(expense). During fiscal year ended 2003 and 2002, the Company recognized net transaction (losses)/gains of € (97), and € 46, respectively.

Stock–Based Compensation. The Company applies the recognition and measurement principles of APB 25 and related interpretations in accounting for stock based compensation. The Company has adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,” which amends SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 148 allows for the continued use of recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25 “Accounting for Stock issued to Employees” and related interpretations in accounting for those plans. The following table illustrates the effect on net income and compensation expense if the Company had applied the fair value recognition provisions to stock-based employee compensation. Such disclosure is not necessarily indicative of the fair value of stock options that could be granted by the Company in future periods or of the value of all options currently outstanding.

The fair value method for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 2003 and 2002, respectively: risk-free interest rates were 3,93% and 5,24%, an expected dividend yield of 0%, the volatility factors of the expected market price of the Company’s common stock were 100%, 100%, and a weighted average expected life of the option of 4 years for each period. Compensation expense recorded by the company under APB 25 was € 0 for both the year ended 2003 and 2002.

	Year ended December 31
	2003	2002
Net loss, as reported	€(3,325)	€(2,813)

Stock-based employee compensation expense, net of tax - proforma	(32)	(21)

Pro forma net loss	€(3,357)	€(2,834)

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

(4) PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31, 2003	December 31, 2002
Office equipment, computers and furniture	€827	€681

Subtotal	827	681

Less: accumulated depreciation	(482)	(303)

Property and equipment, net	€345	€378

(5) OTHER CURRENT ASSETS

Other current assets consists of the following:

	December 31, 2003	December 31, 2002
Prepaid expenses	€453	€129
Prepaid royalties	213	14
Other current assets	286	69

	€952	€212

(6) ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consists of the following:

	December 31, 2003	December 31, 2002
Salaries, wages and other employee related	€503	€333
Accrued commissions	597	622
Other accrued liabilities	150	194

	€1,250	€1,149

(7) LONG –TERM DEBT

Long-term debt at December 31, 2003 and 2002 consists of the following:

	December 31, 2003	December 31, 2002
Borrowings under financing agreement, interest at EURIBOR plus 0.125%	€647	€—

Total Long-term debt	€647	€—

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

In 2003, the Company entered into a financing agreement with a commercial bank that permits the Company to borrow through 2004 up to € 970 in three equal tranches of € 323, bearing interest at EURIBOR plus 0.125%. The Company must pay a fee for each draw of a tranche. The Company paid € 10 and € 3 for the first and second draw, respectively. The third draw will cost € 3 to the Company. Borrowings under the financing agreement mature two years after the date of the first borrowing or upon a change in control. As discussed in the subsequent event footnote the company was acquired on April 29, 2004 resulting in the debt amount payable within ten days of the acquisition. The debt is guaranteed by the major shareholders of the Company.

(8) INCOME TAXES

The deferred tax assets as of December 31, 2003 and 2002, have been computed by applying the combined income tax rate of 38.13%, which reflects the aggregated tax burden for federal corporate income tax at the statutory rate of 26.38% for 2002 and 27.96% for 2003 respectively and the municipal trade tax at the rate applicable for the township, in which the Company is conducting its business (i.e. Paderborn/ Germany) of 11.75% for 2002 and 11.50%. For the fiscal year 2003 only, the German legislator has increased the corporate income tax by 1.58 percentage-points. This tax increase is temporary.

The pretax loss in 2003 is applicable for € 3,102 to domestic and for € 223 to foreign operations. In 2002 the loss was fully applicable to domestic operations. The associated tax expense/benefit in 2003 and 2002 is zero for the domestic and foreign operations.

The statutory tax rates of 39.46% in 2003 and 38.13% in 2002 approximates the effective tax rate prior to the change in the valuation allowance. The total income tax benefit and the amount computed based on the tax rate described above for the years ended December 31, 2003 and 2002 were as follows:

	Year ended December 31, 2003	Year ended December 31, 2002
Computed expected income tax benefit	€1,312	€1,073
Foreign tax rate differential	(11)	—
Non-deductible expenses	(6)	(6)
Lower tax rate applicable to future years	(41)	—
Change in valuation allowance	€(1,254)	€(1,067)

Total provision	€—	€—

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2003 and 2002 were as follows:

	December 31, 2003	December 31, 2002
Deferred tax assets:
Net operating loss carryforwards	€3,928	€2,694

Total gross deferred tax assets	3,928	2,694

Less valuation allowance	(3,719)	(2,465)

Net deferred tax asset	€209	€229

Deferred tax liabilities:
Currency differences	13	50
Capitalized software	196	179

Net deferred tax liability	€209	€229

Net deferred taxes	€—	€—

The net change in the valuation allowance for the years ended December 31, 2003 and 2002 was an increase of € (1,254) and € (1,067), respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the schedule reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company has fully reserved for the net deferred tax assets as of December 31, 2003 and 2002, as management did not believe it was more likely than not that a sufficient level of taxable income would be generated by the Company to realize all the deferred tax assets.

Under German tax law, net operating loss carry forwards do not expire by lapse of time. However, due to a new German tax law which has been enacted in December 2003 only 60 percent of a taxable profit in one year may be offset by tax loss carry forwards. Up to € 1 million may be offset without limitation. This limitation in the use of loss carry forwards is effective as of January 1, 2004.

As of December 31, 2003 and December 31, 2002 the net operating loss carry forwards amounted to € 10,323 and € 7,065, respectively.

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

(9) SHAREHOLDERS’ EQUITY

Common Stock—The Company has registered 140,178 no par value shares of webwasher common stock, each share having a notional nominal value of € 1 per share.

Additional paid in capital—During 2003, the shareholders contributed $ 1,486 of additional capital.

(10) STOCK OPTION PLANS

Effective November 27, 2001, the shareholders meetings approved the Employee Stock Option Plan 2001 with an initial reserve of 4,300 shares of common stock for grant. Effective April 16, 2002, the shareholder meeting approved the Employee Stock Option Plan 2002 with an initial reserve of 3,400 shares of common stock for grant. The options vest over a three-year period, subject to the performance condition being met. If the performance condition is not met, the options are cancelled. At December 31, 2002 and 2002, management believes it is not likely that the performance condition will be met.

Both plans permit the issuance of stock options to salaried employees. The strike price of the options is fixed. There are performance goal to be met to allow the exercise of the option. Vesting of the options begins at 75% after two years, and 100% after the third year.

	Number of Shares	Weighted Average Exercise Price
Balance at December 31, 2001
Options granted	4,300	€180
Options exercised	0
Options forfeited	0

Balance at December 31, 2002	4,300	€180

Options granted	1,000	€180
Options exercised	0
Options forfeited	0

Balance at December 31, 2003	5,300	€180

As of December 31, 2003 and 2002, there were no options that were exercisable.

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

(11) RELATED PARTY TRANSACTIONS

During the years 2003 and 2002, the Company sold products and services to its shareholder Siemens AG and its affiliates amounting to € 173 and € 63, respectively. During the years 2003 and 2002, the Company sourced goods and service from Siemens AG and its affiliates in the amount of € 7 and € 44, respectively. In 2003, the major shareholders guaranteed a loan provided by a commercial bank to the Company. Included in other current assets are € 117 of receivables from employees at December 31, 2003 there were no amounts receivable at December 31, 2002.

(12) COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, and other sources are recorded when it is probable a liability has been incurred and the amount of the loss can be reasonably estimated.

Lease Commitments. Rent expense was approximately € 361, and € 206 for the years ended December 31, 2003, and December 31, 2002, respectively.

Total future minimum rental commitments under non-cancellable operating leases, primarily for buildings and equipment, for the years following December 31, 2003 are as follows:

YEAR	AMOUNT
2004	€362
2005	222
2006	26
Thereafter	—

Total	€610

(13) FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to a concentration of credit risk principally, consist of cash, cash equivalents, trade receivables and payables and short-term debt. The carrying value of these financial instruments approximates fair value.

The Company does not require collateral or other security on its trade receivables. During 2003, one distributor represented 62% of consolidated sales. During 2002, two distributors represented individually 34% and 16% of consolidated sales, respectively. The Company had one customer that constituted approximately 31% and 39% of accounts receivable outstanding at December 31, 2003 and 2002, respectively.

(14) NEW ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123. SFAS No. 148 amends FASB SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation and to require prominent disclosures about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. SFAS No. 148 also amends APB Opinion No. 28, Interim Financial Reporting, to require disclosures about those effects in interim financial information. The Company currently accounts for its stock-based compensation awards to employees and directors under the accounting prescribed by Accounting Principles Board Opinion No. 25 and provides the disclosures required by SFAS No. 123. The Company currently intends to continue to account for our stock-based compensation awards to employees and directors under the accounting prescribed by Accounting Principles Board Opinion No. 25 and has adopted the additional disclosure provisions of SFAS No. 148.

WEBWASHER AG AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

In November 2002, the Emerging Issues Task Force reached a consensus opinion on EITF 00-21, Revenue Arrangements with Multiple Deliverables. The consensus provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting if certain criteria are met. The consideration for the arrangement then should be allocated to the separate units of accounting based on their relative fair values, with different provisions if the fair value of all deliverables is not known or if the fair value is contingent upon delivery of specified items or performance conditions. Applicable revenue recognition criteria then should be considered separately for each separate unit of accounting. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Entities may elect to report the change as a cumulative effect adjustment in accordance with APB Opinion 20, “Accounting Changes”. The adoption of EITF 00-21 did not have a material impact on the financial condition or results of operations.

On May 15, 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments:

•	mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets;

•	instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; includes put options and forward purchase contracts; and

•	obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares.

SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the financial condition or results of operations.

(15) SUBSEQUENT EVENTS

On April 24, 2004 the Company and all of its shareholders signed a definitive agreement to sell 100% of the outstanding shares of webwasher AG to CyberGuard Corporation, a United States Corporation. The transaction closed on April 29, 2004. Any potential effects of this transaction have not been reflected in these consolidated financial statements.

WEBWASHER AG AND SUBSIDIARY

SUPPLEMENTAL INFORMATION

WEBWASHER AG AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in thousands)

	March 31, 2004 (*) USD Translation	March 31, 2004 Euro	December 31, 2003 Euro
ASSETS
Cash and cash equivalents	$682	€557	€363
Accounts receivable, net of allowance of €2 and €20, respectively	1,947	1,589	1,907
Other current assets	1,174	958	952
Inventory	3	2	3

Total current assets	3,806	3,106	3,225

Property and equipment at cost, net	399	326	345
Capitalized software, less accumulated amortization of €1,635 and €1,453, respectively	1,184	967	1,023
Intangibles, less accumulated amortization of €35 and €33, respectively	25	21	23
Deferred tax asset, net	16	13	13

Total assets	5,430	4,433	4,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Trade accounts payable	709	578	511
Current deferred taxes	16	13	13
Current accrued expenses and other liabilities	2,355	1,924	1,250
Deferred revenue, current portion €3,234 and €3,779, respectively	6,726	5,490	5,591
Long-term debt	793	647	647

Total liabilities	10,599	8,652	8,012

Shareholders’ deficit
Common stock notional par value €1; issued and outstanding 140 at March 31, 2004 and December 31, 2003	172	140	140
Additional paid-in capital	7,730	6,309	6,309
Accumulated deficit	(13,071)	(10,668)	(9,832)

Total shareholders’ deficit	(5,169)	(4,219)	(3,383)

Total liabilities and shareholders’ deficit	$5,430	€4,433	€4,629

*For the convenience of the reader EUR values are translated into USD applying the exchange rate of 1,2252 USD/EUR as of March 31, 2004. The source of the exchange rate is the fixing of Commerzbank as published on its website.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

WEBWASHER AG AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Three months ended March 31, 2004 (*) USD Translation	Three months ended March 31, 2004 Euro	Three months ended March 31, 2003 Euro
Revenues:
Products	$1,745	€1,424	€1,036
Services	239	195	130
Total revenues	1,984	1,619	1,166
Cost of revenues:
Products	668	545	336
Service	63	51	40

Total cost of revenues	731	596	376

Gross profit	1,253	1,023	790
Operating expenses:
Research and development	199	163	203
Selling, general and administrative	2,092	1,707	1,636

Total operating expenses	2,291	1,870	1,839

Operating loss	(1,038)	(847)	(1,049)
Other income (expense)	14	11	(15)
Net loss before income tax	(1,024)	(836)	(1,064)
Income tax	—	—	—

Net loss	$(1,024)	€(836)	€(1,064)

*For the convenience of the reader EUR values are translated into USD applying the exchange rate of 1,2252 USD/EUR as of March 31, 2004. The source of the exchange rate is the fixing of Commerzbank as published on its website.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

WEBWASHER AG AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Three months ended March 31, 2004 (*) USD Translation	Three months ended March 31, 2004 Euro	Three months ended March 31, 2003 Euro
Cash flows from operating activities:
Net loss	$(1,024)	€(836)	€(1,064)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation	32	26	24
Amortization	225	184	199

Changes in assets and liabilities:
Decrease in accounts receivable	389	318	41
Increase in other current assets	(7)	(6)	(784)
Decrease in inventories	1	1	2
Increase in trade payable	83	67	814
Increase/(Decrease) in accrued expenses and other liabilities	826	674	(179)
(Decrease)/Increase in deferred revenue	(124)	(101)	469

Net cash provided by (used in) operating activities	401	327	(478)

Cash flows used in investing activities
Capitalized software costs	(154)	(126)	(144)
Purchase of property & equipment	(9)	(7)	(63)

Net cash used in investing activities	(163)	(133)	(207)

Net increase (decrease) in cash	238	194	(685)
Cash and cash equivalents at beginning of period	445	363	1,172

Cash and cash equivalents at end of period	$683	€557	€487

*For the convenience of the reader EUR values are translated into USD applying the exchange rate of 1,2252 USD/EUR as of March 31, 2004. The source of the exchange rate is the fixing of Commerzbank as published on its website.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

WEBWASHER AG AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

(1) BASIS OF PRESENTATION

webwasher AG (“webwasher” or the “Company”) was established on October 6, 1999 as a spin-off from Siemens Information and Communication Products and is a corporation established and organized under the laws of the Federal Republic of Germany (Aktiengesellschaft, AG) and registered in the Commercial Register (Handelsregister) at the local court (Amtsgericht) in Paderborn. The Company has its principal offices in Paderborn, Germany. Webwasher is a provider of content security management solutions designed to protect enterprises that use the Internet for electronic commerce and secure communication. The Company’s products are designed to enable businesses to manage and secure their employees’ use of the Internet by establishing central policies for anti-virus, anti-spam, email and internet usage. Through a combination of proprietary and third party technology, the Company provides a full suite of products and services that are designed to protect the productivity of their clients while imposing necessary security policies.

The unaudited interim condensed consolidated financial statements include, in the opinion of management, all adjustments of a normal, recurring nature necessary to present fairly the financial position, results of operations and cash flows for the periods presented. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with Generally Accepted Principles in the United States of America (US GAAP) have been condensed or omitted. These unaudited interim condensed consolidated financial statements have been prepared using accounting principles consistent with those we apply in the preparation of our annual financial statements and should, therefore, be read in conjunction with the December 31, 2003 consolidated financial statements and notes thereto. The results of operations for the interim periods presented are not necessarily indicative of the operating results to be expected for the full year.

The preparation of unaudited interim condensed consolidated financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation.    The unaudited interim consolidated financial statements of webwasher AG and its subsidiary (webwasher SARL) include the accounts of the Company and its wholly owned subsidiary. All significant inter-company balances and transactions have been eliminated. The Company has prepared the unaudited interim consolidated financial statements in accordance with General Accepted Accounting Principles in the United States.

Software Development Costs.    The Company capitalizes costs related to the development of certain software products in accordance with Statement of Financial Accounting Standards No. 86, “Accounting For the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”) which requires capitalization to begin when technological feasibility has been established and ends when the product is available for general release to customers. Software development costs incurred prior to technological feasibility are considered research and development costs and are expensed as incurred. Additionally the Company has included the cost of purchased computer software to be sold in accordance SFAS 86. Capitalized costs are amortized on a straight-line method over two to three years.

During the three months ended March 31, 2004, the Company capitalized software development costs of € 126 and recorded associated amortization expense of € 184. During the three months ended March 31, 2003, the Company capitalized software development costs of € 144 and associated amortization of € 199.

Revenue Recognition.    Revenue is derived from two primary sources:

(1)	Product revenue, net of discounts which includes perpetual license sales and subscription license sales, which are recognised over the life of the subscription.

(2)	Service revenue, which is primarily maintenance and customer support.

Revenues, net of discounts, from product sales are recognized only when a contract or agreement has been executed, delivery of the product has occurred (delivery of authorization code or activation of subscription), the fee is fixed and determinable and the Company believes collection is probable. Revenue is generally recognized on the delivery of the authorization code for perpetual licenses and upon activation of the subscription licenses. Subscription licenses revenue is included as product revenue rateably over the life of the subscription. There is no product right of return available to the customer. For the three months ended March 31, 2004 and March 31, 2003, 30% and 75%, respectively of sales was derived from a single distributor. Loss of this distributor could have a material adverse impact on our future revenue.

WEBWASHER AG AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands)

Service revenues consist primarily of the annual fee for maintenance (post-contract customer support) and maintenance renewals from our existing customers and are recognized rateably on a monthly basis over the service contract term. The post contract customer contract support provides our customers access to our worldwide support organization for technical support, unspecified product updates/enhancements on a when and if available basis and general security information. The updates are considered minor enhancements to the software that are not separately marketable. All products and services are separately priced.

The Company also provides other professional support services, such as training and consulting, which are available under service agreements and charged for separately. These services are generally provided under time and materials contracts and revenue is recognized as the service is provided.

Stock-Based Compensation.    The Company applies the recognition and measurement principles of APB 25 and related interpretations in accounting for stock based compensation. The Company has adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,” which amends SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 148 allows for the continued use of recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25 “Accounting for Stock issued to Employees” and related interpretations in accounting for those plans.

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions to stock-based employee compensation. Such disclosure is not necessarily indicative of the fair value of stock options that could be granted by the Company in future periods or of the value of all options currently outstanding.

The fair value method for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the three months ended March 31, 2004 and for the three months ended March 31, 2003: risk-free interest rates were 3,93% and 5,24%, an expected dividend yield of 0%, the volatility factors of the expected market price of the Company’s common stock were 100%, 100%, and a weighted average expected life of the option of 4 years for each period.

	Quarter ended March 31
	2004	2003
Net income / (loss), as reported	€(836)	€(1,064)
Stock-based employee compensation expense, net of tax—proforma	€(8)	€(7)

Pro forma net loss	€(844)	€(1,071)

Commitments and Contingencies.    Liabilities for loss contingencies arising from claims, assessments, litigation, and other sources are recorded when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(3) CONCENTRATIONS OF CREDIT RISK AND RELATED PARTY

The Company does not require collateral or other security on its trade receivables. During the three months ended March 31, 2004 and 2003, one distributor represented 30% and 75% of sales, respectively. We had one customer that constituted approximately 47% and 31% of accounts receivable outstanding at March 31, 2004 and December 31, 2003, respectively.

During the three months ended March 31, 2004 and 2003, the company sold products and services to its shareholder Siemens AG and its affiliates amounting to € 0 and € 216, respectively.

(4) SUBSEQUENT EVENTS

On April 24, 2004 the Company and all of its shareholders signed a definitive agreement to sell 100% of the outstanding shares of webwasher AG to CyberGuard Corporation, a United States Corporation. The transaction closed on April 29, 2004. None of the potential effects of this transaction have been reflected in these consolidated financial statements. This change in control resulted in immediate payment of the long-term debt in the amount of € 647.

Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma condensed financial statements give effect to the acquisition of Webwasher AG (“Webwasher”) by Cyberguard Corporation (“Cyberguard”). The acquisition was completed on April 29, 2004 and was pursuant to a Stock Purchase and Sale Agreement dated April 25, 2004. The acquisition has been accounted for using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, “Business Combinations.” Under this method of accounting, the assets acquired and liabilities assumed in the Webwasher acquisition were recorded at estimated fair values as determined by Cyberguard’s management based on information currently available and on current assumptions as to future operations. CyberGuard has allocated the purchase price based on the preliminary estimates of the fair value of the identified intangible assets and their remaining useful lives. The allocation was based on management’s estimates which included an independent third party valuation. The allocation is subject to revision once the independent third party valuation is finalized. The unaudited pro forma combined condensed financial statements are based on and should be read in conjunction with the historical financial statements and the accompanying notes of Cyberguard and the historical financial statements and the accompanying notes of Webwasher which are included elsewhere in this filing. There was no material difference between the Webwasher amounts recorded as of March 31, 2004 and the amounts as of the closing date for the assets acquired. The unaudited pro forma combined condensed balance sheet assumes the acquisition took place on March 31, 2004 and is shown in United States dollars using the convenience translation rate as described on page 2 of the supplemental information for Webwasher AG disclosed in this filing. The difference between this presentation and the translation in accordance with US GAAP is immaterial. The unaudited pro forma combined condensed statement of operations assumes the acquisition took place on July 1, 2002. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operational results or of the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the acquisition.

Cyberguard Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

As of March 31, 2004

(Amounts in thousands)

(Unaudited)

	Cyberguard Corporation and Subsidiaries	Webwasher AG and Subsidiary	Proforma Adjustments	Combined
ASSETS
Current assets
Cash and cash equivalents	$19,360	$682	$(8,097)	$11,945
Restricted cash	502	—	—	502
Accounts receivable, net	9,237	1,947	—	11,184
Inventories, net	1,604	3	—	1,607
Other current assets	1,235	1,174	—	2,409

Total current assets	31,938	3,806	(8,097)	27,647

Property and equipment, net	1,349	399	—	1,748
Capitalized software, net	1,158	1,184	(1,184)	1,158
Intangible assets	2,979	25	17,808	20,812
Other assets	301	—	—	301
Deferred tax asset, net	5,597	16	—	5,613
Goodwill	6,774	—	29,365	36,139

Total assets	$50,096	$5,430	$37,892	$93,418

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,781	$709	$—	$2,490
Deferred taxes		16	—	16
Deferred revenue	7,917	6,726	—	14,643
Accrued expenses and other liabilities	4,860	2,355	433	7,648
Long term debt	—	793	—	793

Total current liabilities	14,558	10,599	433	25,590

Long term liabilities
Deferred taxes	—	—	3,280	3,280

Total long-term liabilities	—	—	3,280	3,280

Commitments and contingencies	—	—	—	—

Shareholders’ equity
Common stock	244	172	(172)
	—	—	30	274
Additional paid in capital	114,349	7,730	(7,730)
	—	—	28,980	143,329
Accumulated deficit	(79,147)	(13,071)	13,071	(79,147)
Accumulated other comprehensive income	92	—	—	92

Total shareholders’ equity	35,538	(5,169)	34,179	64,548

Total liabilities and shareholders’ equity	$50,096	$5,430	$37,892	$93,418

Cyberguard Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

For the twelve months ended June 30, 2003

(Amounts in thousands, except per share data)

(Unaudited)

	Year ended June 30, 2003
	Cyberguard Corporation and Subsidiaries	Webwasher AG and Subsidiary	Proforma Adjustments	Combined
Revenues:
Products	$22,632	$4,310	$—	$26,942
Services	10,348	442	—	10,790

Total revenues	32,980	4,752	—	37,732

Cost of revenues:
Products	5,884	1,476	693	8,053
Services	2,687	111	—	2,798

Total cost of revenues	8,571	1,587	693	10,851

Gross profit	24,409	3,165	(693)	26,881
Operating expenses:
Research and development	5,941	801	—	6,742
Selling, general and administrative	14,947	6,065	1,640	22,652
Class action settlement	3,900	—		3,900

Total operating expenses	24,788	6,866	1,640	33,294

Operating loss	(379)	(3,701)	(2,333)	(6,413)

Other income/(expense):
Interest income/(expense), net	111	(2)	—	109
Loss on sale of assets	(33)	—	—	(33)
Other income/(expense)	205	(10)	—	195

Total other income/(expense)	283	(12)	—	271

Operating loss before income taxes	(96)	(3,713)	(2,333)	(6,142)

Income tax benefit	4,167	—		4,167

Net Income (loss)	$4,071	$(3,713)	$(2,333)	$(1,975)

Basic earnings (loss) per common share	$0.21			$(0.09)

Weighted average number of common shares outstanding	19,856			22,901

Diluted earnings (loss) per common share	$0.16			$(0.09)

Weighted average number of common shares outstanding	24,893			22,901

Cyberguard Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

For the nine months ended March 31, 2004

(Amounts in thousands, except per share data)

(Unaudited)

	Nine months ended March 31, 2004
	Cyberguard Corporation and Subsidiaries	Webwasher AG and Subsidiary	Proforma Adjustments	Combined
Revenues:
Products	$24,497	$5,792	$—	$30,289
Services	8,795	619	—	9,414

Total revenues	33,292	6,411	—	39,703

Cost of revenues:
Products	7,651	2,030	544	10,225
Services	2,716	193	—	2,909

Total cost of revenues	10,367	2,223	544	13,134

Gross profit	22,925	4,188	(544)	26,570
Operating expenses:
Research and development	5,109	530	—	5,639
Selling, general and administrative	13,853	6,074	1,230	21,157
Compensation expense related to unearned restricted stock in the SnapGear acquisition	4,387	—	—	4,387

Total operating expenses	23,349	6,604	1,230	31,183

Operating loss	(424)	(2,416)	(1,774)	(4,614)

Other income/(expense):
Interest income/(expense), net	113	(2)	—	111
Other income/(expense)	358	(31)	—	327

Total other income/(expense)	471	(33)	—	438

Income (loss) before income taxes	47	(2,449)	(1,774)	(4,176)

Income tax benefit	1,348	—		1,348

Net Income (loss)	$1,395	$(2,449)	$(1,774)	$(2,828)

Basic earnings (loss) per common share	$0.06			$(0.11)

Weighted average number of common shares outstanding	22,431			25,476

Diluted earnings (loss) per common share	$0.05			$(0.11)

Weighted average number of common shares outstanding	28,110			25,476

Cyberguard Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

For the nine months ended March 31, 2003

(Amounts in thousands, except per share data)

(Unaudited)

	Nine months ended March 31, 2003
	Cyberguard Corporation and Subsidiaries	Webwasher AG and Subsidiary	Proforma Adjustments	Combined
Revenues:
Products	$16,846	$3,109	$—	$19,955
Services	7,130	296	—	7,426

Total revenues	23,976	3,405	—	27,381

Cost of revenues:
Products	4,120	1,065	444	5,629
Services	1,841	64	—	1,905

Total cost of revenues	5,961	1,129	444	7,534

Gross profit	18,015	2,276	(444)	19,847

Operating expenses:
Research and development	3,941	600	—	4,541
Selling, general and administrative	10,782	4,315	1,230	16,327

Total operating expenses	14,723	4,915	1,230	20,868

Operating income (loss)	3,292	(2,639)	(1,674)	(1,021)

Other income:
Interest income, net	85	0	—	85
Loss on sale of assets	(33)	—	—	(33)
Other income	75	39	—	114

Total other income	127	39	—	166

Income (loss) before income taxes	3,419	(2,600)	(1,674)	(855)

Income tax benefit	4,169	—	—	4,169

Net Income (loss)	$7,588	$(2,600)	$(1,674)	$3,314

Basic earnings per common share	$0.39			$0.15

Weighted average number of common shares outstanding	19,574			22,619

Diluted earnings per common share	$0.31			$0.12

Weighted average number of common shares outstanding	24,376			27,421

Cyberguard Corporation and Subsidiaries

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(Amounts in thousands)

1. Basis of Pro Forma Presentation

The unaudited pro forma combined condensed financial statements give effect to the acquisition of Webwasher by Cyberguard using the purchase method of accounting.

The consideration to Webwasher was approximately $37,540 of which $8,097 is in cash and the remainder is approximately 3,134 shares of Cyberguard common stock. In addition, the stockholders of Webwasher are entitled to receive additional shares of CyberGuard common stock valued at $10,000 if certain revenue targets are attained post-closing.

Webwasher stockholders were granted certain registration rights pertaining to the Common Stock they received in the transaction. The purchase price was determined through arms-length negotiations between representatives of CyberGuard and Webwasher. The Company’s general corporate funds were the source of the funds used to fund the cash portion of the purchase price.

The unaudited proforma combined condensed financial statements have been prepared on the basis of assumptions relating to the allocation of the purchase price to the fair value of the assets acquired, including identifiable assets. The allocation was based on management’s estimates which include an independent third party valuation. The allocation is subject to revision once the independent third party valuation is finalized.

2. Pro Forma Adjustments – Balance Sheet

Reflects the components of the purchase consideration and related transaction costs which consist of Cyberguard common stock with a market value of $29,010, a cash payment of $8,097 and direct acquisition costs of $433. Also reflected in this column are adjustments to the related fair values of the assets and liabilities acquired. As part of the allocation of the purchase price, Cyberguard has recorded as intangible assets; $4,508 for Developed Technology which includes purchased capitalized software, $5,100 for Trade Name, $8,200 for Customer Base, $29,365 as goodwill and a deferred tax liability of $3,280 due to the Stepped up basis of the intangible assets. The shareholders of Webwasher have an opportunity to earn an additional $10,000, which represents an additional 983 shares of CyberGuard common stock, based on attaining certain revenue milestones within the first 12 months, as defined in the agreement. The current purchase price allocation does not take into account this contingent consideration.

3. Pro Forma Adjustments – Statement of Operations

Represents the amortization of the acquired identifiable intangible assets based upon an estimated useful life of 36 months for $4,508 of Developed Technology and 60 months for $8,200 of Customer Base. The Trade Name is considered to have an indefinite useful life and is not subject to amortization.

Exhibit Index

Exhibit No.	Description
Ex. 23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Independent Public Accounting Firm.